UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  April 13, 2010

LIFE PARTNERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State of incorporation)

0-7900 (Commission File Number)	74-2962475 (I.R.S. Employer ID no.)

204 Woodhew Waco, Texas (Address of Principal Executive Offices)	76712 (Zip Code)

Issuer’s telephone number, including area code:  254-751-7797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On April 12, 2010, Life Partners Holdings, Inc. (“we” or “Life Partners”) agreed with Maxim Group, LLC to settle all claims in Maxim Group, LLC v. Life Partner (sic) Holdings, Inc., Case Number 07 CIV 8099, which was pending in the United States District Court for the Southern District of New York.

Under the settlement, we agreed to deliver to Maxim 56,230 shares of our common stock, which we held in treasury, and which were valued for settlement purposes at $1.25 million ($22.23 per share).  The share delivery was subject to a fairness hearing, which the court conducted on April 13, 2010.  We delivered the shares immediately following the court’s affirmation of fairness.  The court’s affirmation enabled the shares to qualify for exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended.

The cost of settlement will be accrued in our consolidated financial statements as of February 28, 2010, and will reduce our previously reported fiscal year 2010 earnings by $812,500, net of tax.  The settlement cost will have no effect on our cash position as of February 28, 2010.  The delivered treasury shares will be shown as issued and outstanding in the fiscal quarter ending May 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 14, 2010

Life Partners Holdings, Inc.

By: /s/ David M. Martin
David M. Martin
Principal Financial Officer